UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 28, 2021

ARRAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3901 Midway Place NE
Albuquerque, New Mexico 87109
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (505) 881-7567

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2021, the Compensation Committee of the Board of Directors of Array Technologies, Inc. (“Array” or the “Company”) approved, upon the input and advice of management and the Company’s external compensation consultants, an amendment (the “Amendment”) to Array’s severance program with respect to its executive officers. The Amendment is intended to bring the Company’s severance program in line with its peer group and provides for (i) with respect to the Company’s chief executive officer (the “CEO”), an increase in severance pay from an amount equal to 1.5x the CEO’s base salary to an amount equal to 1.5x the sum of the CEO’s base salary plus target cash bonus (such sum, the “Target Cash Compensation”) upon an involuntary termination without Cause (as defined in the form of employment offer letter used with the Company’s executive officers), (ii) with respect to all executive officers, full continued vesting of restricted stock units in the event of an involuntary termination without Cause, and (iii) in the case of a Change in Control (as defined in the form of employment offer letter used with the Company’s executive officers) (A) severance pay for all executive officers equal to 2.0x such executive officer’s Target Cash Compensation and (B) health and welfare coverage for 24 months.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
None.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

Date: January 3, 2022	By:	/s/ Tyson Hottinger
Name: Tyson Hottinger
Title: Chief Legal Officer